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                                                                    EXHIBIT 23.2


[PRICEWATERHOUSECOOPERS LOGO]







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated February 9, 2001 related to the financial statements and financial statement schedule of RightCHOICE Managed Care, Inc., which appear in RightCHOICE Managed Care, Inc.'s Registration Statement on Form S-1 (File No. 333-57728). We also consent to the references to us under the headings "Experts" in the Registration Statement on Form S-1 (File No. 333-57728).



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
May 1, 2001